Exhibit 10.40

FOURTH AMENDED AND RESTATED

MORTGAGE BANKING SERVICES AGREEMENT

This Fourth Amended and Restated Mortgage Banking Services Agreement (the “Agreement”) is dated as of December 18, 2025, by and between PennyMac Loan Services, LLC, a Delaware limited liability company, for and on behalf of itself and its Affiliates (collectively, the “Service Provider”), and PennyMac Corp., a Delaware corporation, for and on behalf of itself and its Affiliates (collectively, the “Company”).

RECITALS

WHEREAS, the Company currently engages in the business of purchasing conventional and jumbo residential mortgage loans;

WHEREAS, the Service Provider provides mortgage banking services relating to the acquisition, financing and disposition of residential mortgage loans;

WHEREAS, the Company and the Service Provider desire to set forth the terms of such services and the compensation to which the Service Provider shall be entitled for performing such services;

WHEREAS, the Company and the Service Provider previously entered into that certain Third Amended and Restated Mortgage Banking Services Agreement, dated as of December 16, 2024, and as amended thereafter (the “Original Agreement”); and

WHEREAS, the Company and the Service Provider desire to amend and restate the Original Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS
Section 1.01Definitions.  For purposes of this Agreement, the following capitalized terms, unless the context otherwise requires, shall have the respective meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by management contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that Affiliates of the Company shall include only PennyMac Mortgage Investment Trust and its wholly-owned subsidiaries, and Affiliates of the Service Provider shall include only PennyMac Financial

Services, Inc., PNMAC Holdings, Inc., Private National Mortgage Acceptance Company, LLC (“PNMAC”) and PNMAC’s wholly-owned subsidiaries.

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of California or New York are authorized or obligated by law or executive order to be closed.

“Company Loan Commitment” means the number of Loan Commitments relating to Mortgage Loans intended to be purchased by the Company from the Service Provider through the Correspondent Lending Program (and after applying the applicable Factor to each such Loan Commitment).

“Company Purchased Loan” means the Mortgage Loans that are purchased by the Company from the Service Provider after the issuance of a related Company Loan Commitment and through the Correspondent Lending Program.

“Correspondent” means a lender that originates conventional, government and/or jumbo residential mortgage loans under the Correspondent Lending Program.

“Correspondent Lending Program” means that certain delegated correspondent lending program established by the Service Provider and pursuant to which the Service Provider acquires Mortgage Loans that satisfy the terms of the related loan purchase agreement, including the requirements set forth in the applicable Guide(s), and any additional terms or conditions identified in acquisition policies and procedures adopted by the Service Provider from time to time.

“Customer Information” means, with respect to any Company Purchased Mortgage Loan, any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a mortgagor, including, but not limited to, a mortgagor’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the mortgagor has a relationship with the lender; and any other mortgagor financial information.

“Factor” means either .99 or .80 (representing the estimated pull through rate), the amount of which shall be multiplied by each Loan Commitment depending on whether it is subject to a “mandatory trade confirmation” or a “best efforts lock confirmation,” respectively, as each such term is defined in Exhibit A.

“Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“Fannie Mae Guide” means, collectively, the Fannie Mae Selling Guide and Servicing Guide, as such Guides may be amended from time to time hereafter.

“Fannie Mae Mortgage Loan” means a Mortgage Loan underwritten in accordance with the guidelines of Fannie Mae described in the Fannie Mae Guide and either delivered directly into a Fannie Mae security or otherwise sold directly to Fannie Mae through its cash window.

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“Freddie Mac” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as such Guide may be amended from time to time hereafter.

“Freddie Mac Mortgage Loan” means a mortgage loan underwritten in accordance with the guidelines of Freddie Mac described in the Freddie Mac Guide and either delivered directly into a Freddie Mac security or otherwise sold directly to Freddie Mac through its cash window.

“Fulfillment Fees” means the fees set forth on Exhibit A that are payable by the Company to the Service Provider in partial consideration for the services provided by the Service Provider.

“Ginnie Mae Mortgage Loan” means a Mortgage Loan underwritten in accordance with the guidelines of the Government National Mortgage Association, or any successor thereto.

“Guide” means the Fannie Mae Guide, the Freddie Mac Guide or the PennyMac Guide, as applicable.

“HUD” means the United States Department of Housing and Urban Development, or any successor thereto.

“Loan Category” means either a Mortgage Loan underwritten in accordance with the Fannie Mae Guide or the Freddie Mac Guide or a Mortgage Loan not underwritten in accordance with the Fannie Mae Guide or the Freddie Mac Guide including, in the case of the latter, any sub-category thereof.

“Loan Commitment” means a loan commitment or confirmation issued by the Service Provider to a Correspondent that evidences the intent of the Service Provider to purchase, and the Correspondent to sell, a Mortgage Loan (other than a Ginnie Mae Mortgage Loan).

“Loan Commitment Price” means the percentage of Par at which the Service Provider has agreed to purchase, and a Correspondent has agreed to sell, the Mortgage Loan relating to a Loan Commitment.

“LTV” or “Loan-to-Value Ratio” means, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the lesser of (a) the appraised value of the underlying property at the origination of such Mortgage Loan, and (b) if the underlying property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of such property.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Identification Number” means the mortgage identification number for any Mortgage Loan registered with MERS on the MERS® System.

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“MERS® System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan that are required to be delivered under the terms of the PennyMac Guide.

“Mortgage Loan” means a one-to-four family residential loan that is secured by a mortgage, deed of trust or other similar security instrument. A Mortgage Loan includes the Mortgage Loan Documents, the Mortgage File, the monthly payments, any principal payments or prepayments, any related escrow accounts, the mortgage servicing rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

“Mortgage Loan Documents” means, with respect to a mortgage loan, the mortgage, deed of trust or other similar security instrument, the promissory note, any assignments and an electronic record or copy of the mortgage loan application.

“Par” means the principal balance of a Mortgage Loan.

“PennyMac Guide” means the PennyMac Correspondent Group Seller’s Guide, as amended and supplemented from time to time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Servicing Rights” means, with respect to each Mortgage Loan, the right to do any and all of the following:  (a) service and administer such Mortgage Loan; (b) collect any payments or monies payable or received for servicing such Mortgage Loan; (c) collect any late fees, assumption fees, penalties or similar payments with respect to such Mortgage Loan; (d) enforce the provisions of all agreements or documents creating, defining or evidencing any such servicing rights and all rights of the servicer thereunder, including, but not limited to, any clean-up calls and termination options; (e) collect and apply any escrow payments or other similar payments with respect to such Mortgage Loan; (f) control and maintain all accounts and other rights to payments related to any of the property described in the other clauses of this definition; (g) possess and use any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to such Mortgage Loan or pertaining to the past, present or prospective servicing of such Mortgage Loan; and (h) enforce any and all rights, powers and privileges incident to any of the foregoing.

“Tier 1 Loan Commitment” means each of the first 16,500 Loan Commitments (as determined after applying the applicable Factor to each Loan Commitment) issued by the Service Provider to an approved Correspondent during any fiscal quarter.

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“Tier 2 Loan Commitment” means each Loan Commitment in excess of 16,500 (as determined after applying the applicable Factor to each Loan Commitment) issued by the Service Provider to an approved Correspondent during any fiscal quarter.

“Tier 1 Purchased Loan” means each of the first 16,500 Mortgage Loans (other than Ginnie Mae Mortgage Loans) that are purchased by the Service Provider from an approved Correspondent during any fiscal quarter.

“Tier 2 Purchased Loan” means each Mortgage Loan (other than a Ginnie Mae Mortgage Loan) in excess of 16,500 Mortgage Loans that is purchased by the Service Provider from an approved Correspondent during any fiscal quarter.

Section 1.02General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;
(c)References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(d)A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(e)The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and
(f)The term “include” or “including” shall mean without limitation by reason of enumeration.
ARTICLE 2

REPRESENTATIONS AND WARRANTIES
Section 2.01Representations, Warranties and Agreements of the Service Provider.  The Service Provider hereby makes to the Company, as of the date hereof, the representations and warranties set forth on Exhibit B.
Section 2.02Representations, Warranties and Agreements of the Company.  The Company hereby makes to the Service Provider, as of the date hereof, the representations and warranties set forth on Exhibit C.
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ARTICLE 3

TERM, ACQUISITIONS AND SERVICES
Section 3.01Term of Agreement. This Agreement shall have an initial term of five years from January 1, 2025 (the “Initial Term”) unless earlier terminated in accordance with this Section or  Section 5.01.  After the Initial Term, this Agreement shall be deemed renewed automatically every 18 months for an additional 18 month period (an “Automatic Renewal Term”) unless the Company or the Service Provider terminates this Agreement upon the expiration of the Initial Term or any Automatic Renewal Term and upon at least 180 days’ prior written notice to the Company or the Service Provider, as applicable. Notwithstanding the foregoing, if (i) the Third Amended and Restated MSR Recapture Agreement, between the Company and the Service Provider, dated as of December 16, 2024, as may be amended from time to time (the “MSR Recapture Agreement”) is terminated by the Company without cause as provided in such agreement, (ii) the Fifth Amended and Restated Flow Servicing Agreement, between PennyMac Operating Partnership, L.P. and the Service Provider, dated as of December 16, 2024, as may be amended from time to time (the “Servicing Agreement”), is terminated by PennyMac Operating Partnership, L.P. without cause as provided in such agreement or (iii) if the Fourth Amended and Restated Management Agreement, between PennyMac Mortgage Investment Trust, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC, dated as of December 16, 2024, as may be amended from time to time (the “Management Agreement”), is terminated by PennyMac Mortgage Investment Trust without cause as provided in such agreement, the Service Provider shall have the right to terminate this Agreement without cause upon notice to the Company.  In addition, if (i) either of the MSR Recapture Agreement or the Servicing Agreement is terminated by the Service Provider without cause as provided in each such agreement or (ii) the Management Agreement is terminated by PNMAC Capital Management, LLC without cause as provided in such agreement, the Company shall have the right to terminate this Agreement without cause upon notice to the Service Provider.
Section 3.02Exclusivity in Favor of Company.   During the term of this Agreement, as between the Company and the Service Provider, the Service Provider and its Affiliates shall be prohibited from providing to a third party the services identified in Section 3.03 in connection with the Service Provider’s Correspondent Lending Program or any third party correspondent lending program.
Section 3.03Mortgage Banking Services.  During the term of this Agreement, the Service Provider shall provide the mortgage banking services set forth below:
(a)The Service Provider shall provide fulfillment services in connection with Mortgage Loans to be purchased or acquired by the Company, as follows:
(i)reviewing the Mortgage File to determine whether it contains the required Mortgage Loan Documents and contacting Correspondents to obtain missing documentation or the correction of inaccurate documentation;
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(ii)reviewing the Mortgage File and Mortgage Loan Documents to confirm generally that such Mortgage Loans are being originated and delivered in accordance with the applicable Guide;
(iii)reviewing such Mortgage Loan and assessing its marketability for sale and/or securitization into the secondary mortgage market;
(iv)retrieving data from the Mortgage File that is required in order for such Mortgage Loan to be properly serviced or as may be necessary or advisable in connection with a sale, pledge or repurchase transaction;
(v)confirming that the Mortgage Loan is registered with the MERS® System and has a MERS Identification Number;
(vi)calculating the final purchase price for such Mortgage Loan based on its review of the Mortgage Loan Documents and then requesting funds and directing payment to the appropriate party; and
(vii)providing such other services as may be reasonably requested by the Company or otherwise required in connection with the processing of such Mortgage Loan from time to time.
(b)From time to time, the Service Provider shall provide general services as reasonably required by the Company, as follows:
(i)re-reviewing selected Mortgage Loans for consistency with the applicable Guide;
(ii)reviewing underwriting, fulfillment, compliance and servicing activities for compliance with the applicable Guide;
(iii)coordinating investor, capital provider and regulatory audit activities;
(iv)negotiating with Fannie Mae and Freddie Mac with respect to fees and securities stipulations;
(v)reviewing correspondent lenders or prospective correspondent lenders for consistency with the applicable Guide;
(vi)reviewing and analyzing financial statements for each correspondent lender and prepayment and credit performance statistics relating to the Mortgage Loans sold by such correspondent lender;
(vii)negotiating loan purchase agreements, including any amendments or extensions thereto, administering such agreements, and monitoring compliance therewith;
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(viii)negotiating and establishing repurchase facilities or other warehouse lines of credit to be provided by third parties in favor of the Company and its affiliates;
(ix)determining the repurchase facilities or other warehouse lines of credit to be drawn or used by the Company and its affiliates in connection with purchases or other acquisitions of Mortgage Loans and monitoring the duration of such draws or usage;
(x)performing quarterly certification and annual recertification reviews in light of the requirements of the applicable Guide;
(xi)developing and maintaining models for pricing loans and mortgage servicing rights;
(xii)generating daily rate sheets for correspondent lenders;
(xiii)reviewing daily interest rate lock commitments;
(xiv)monitoring market pricing trends;
(xv)developing and maintaining models for the management of interest rate and other risks;
(xvi)developing and maintaining hedging strategies and models for interest rate and risk management;
(xvii)establish hedging instruments and executing hedge transactions;
(xviii)developing and maintaining execution models;
(xix)forming pools to back securities and entering into pooling transactions;
(xx)using reasonable efforts to resolve issues related to delivery of Mortgage Loan Documents to or at direction of Fannie Mae and Freddie Mac;
(xxi)monitoring delivery of post-closing documentation, such as final title policies and recorded mortgages;
(xxii)reviewing post-closing adjustments to pricing and confirming accurate disbursements to Correspondents;
(xxiii)obtaining and maintaining information technology systems, including those for secondary marketing, appraisals, data warehouse and accounts receivable;
(xxiv)complying with reporting requirements imposed on the Company under applicable Guides and agreements (insofar as neither Service Provider nor
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any other Person is required to perform such reporting on behalf of the Company under another agreement);
(xxv)causing the appointment of the Service Provider as servicer to service such Mortgage Loan under and in accordance with the Servicing Agreement, or causing the appointment of a sub-servicer to the extent otherwise required; and
(xxvi)other similar mortgage banking-related activities.

Section 3.04Compensation; Expenses.
(a)In consideration for the services provided to the Company by the Service Provider under this Agreement, the Company shall pay to the Service Provider the applicable Fulfillment Fees set forth on Exhibit A.
(b)The Service Provider shall be required to pay all expenses incurred by it in connection with the services it provides hereunder and shall not be entitled to reimbursement therefor except as otherwise provided in this Agreement.
(c)Notwithstanding any provision of this Agreement to the contrary, if it becomes reasonably necessary or advisable for the Service Provider to engage in additional services in connection with the occurrence of any breach by a Correspondent of any terms or conditions to which such Correspondent is subject under its agreement with the Service Provider under the Correspondent Lending Program, or initiate and pursue any legal proceeding against a Correspondent or guarantor thereof, or appear on behalf of the Company in any bankruptcy, insolvency or other similar proceeding involving a Correspondent or any guarantor thereof or otherwise engage in post-breach or post-default resolution activities, then the Service Provider and the Company shall negotiate in good faith for additional compensation and reimbursement of expenses to be paid to the Service Provider for the performance of such additional services.
(d)Notwithstanding anything to the contrary contained herein (other than subsection (c) above), upon the written request (a “Fee Negotiation Request”) of the Company or the Service Provider following a determination by the Company or the Service Provider that the rates of compensation payable to the Service Provider hereunder differ materially from market rates of compensation for services comparable to those provided hereunder, which request includes a proposal for revised rates of compensation hereunder, the parties hereto shall negotiate in good faith to amend the provisions of this Agreement relating to the compensation of the Service Provider in order to cause such compensation to be materially consistent with market rates of compensation for services comparable to those provided hereunder (a “Fee Amendment”); provided, however, that no such request shall be made until the second anniversary of the effective date of the Original Agreement, after which time each party may make such request (i) once with respect to fees to be paid during the remainder of the Initial Term, which request shall be made prior to the expiration of the Initial Term, and (ii) once with respect to fees to be paid during any Automatic Renewal Term, which request shall be made at least 210 days prior to the start of such Automatic Renewal Term.  If the parties are unable to reach agreement on the terms of a Fee
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Amendment within thirty (30) days of the date of delivery of the relevant Fee Negotiation Request, then the terms of such Fee Amendment shall be determined by final and binding arbitration in accordance with Section 3.04(e).
(e)All disputes, differences and controversies of the Company or the Service Provider relating to a Fee Amendment (individually, a “Dispute” and, collectively, “Disputes”) shall be resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, subject to the following provisions:
(i)Following the delivery of a written demand for arbitration by either the Company or the Service Provider, each party shall choose one (1) arbitrator within ten (10) Business Days after the date of such written demand and the two chosen arbitrators shall mutually, within ten (10) Business Days after selection select a third (3rd) arbitrator (each, an “Arbitrator” and together, the “Arbitrators”), each of whom shall be a retired judge selected from a roster of arbitrators provided by the AAA. If the third (3rd) Arbitrator is not selected within fifteen (15) Business Days after delivery of the written demand for arbitration (or such other time period as the Company and the Service Provider may agree), the Company and the Service Provider shall promptly request that the commercial panel of the AAA select an independent Arbitrator meeting such criteria.
(ii)The rules of arbitration shall be the Commercial Rules of the American Arbitration Association; provided, however, that notwithstanding any provisions of the Commercial Arbitration Rules to the contrary, unless otherwise mutually agreed to by the Company and the Service Provider, the sole discovery available to each party shall be its right to conduct up to two (2) non-expert depositions of no more than three (3) hours of testimony each.
(iii)The Arbitrators shall render a decision by majority decision within three (3) months after the date of appointment, unless the Company and the Service Provider agree to extend such time. The decision shall be final and binding upon the Company and the Service Provider; provided, however, that such decision shall not restrict either the Company or the Service Provider from terminating this Agreement pursuant to the terms hereof.
(iv)Each party shall pay its own expenses in connection with the resolution of Disputes, including attorneys’ fees, unless determined otherwise by the Arbitrator.
(v)The Company and the Service Provider agree that the existence, conduct and content of any arbitration pursuant to this Section 3.04(e) shall be kept confidential and neither the Company nor the Service Provider shall disclose to any Person any information about such arbitration, except in connection with such arbitration or as may be required by law or by any regulatory authority (or any exchange on which such party’s securities are listed) or for financial reporting purposes in such party’s financial statements.
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ARTICLE 4

LIABILITIES OF SERVICE PROVIDER AND COMPANY
Section 4.01Liability of the Company and the Service Provider.  The Company and the Service Provider shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and Service Provider herein.
Section 4.02Merger or Consolidation of the Service Provider.
(a)The Service Provider shall keep in full effect its existence, rights and franchises as an entity and maintain its qualification to service mortgage loans for each of Fannie Mae, Freddie Mac and HUD and comply with the laws of each State in which any Mortgaged Property is located to the extent necessary to protect the validity and enforceability of this Agreement, and to perform its duties under this Agreement.
(b)Any Person into which the Service Provider may be merged, converted, or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Service Provider shall be a party, or any Person succeeding to the business of the Service Provider, shall be the successor of the Service Provider hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no Person shall so become the successor of the Service Provider hereunder unless such Person satisfies all legal requirements, including, without limitation, with respect to licensing, that are necessary to be satisfied in order for such Person to perform the Service Provider’s duties hereunder.
Section 4.03Service Provider Not to Resign.  The Company has entered into this Agreement with the Service Provider in reliance upon the independent status of the Service Provider, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Service Provider shall not assign this Agreement or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets in the absence of prior written consent of the Company, which consent shall be granted or withheld in the reasonable discretion of the Company. The Service Provider shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Service Provider and the Company or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Service Provider.  Any such determination permitting the resignation of the Service Provider shall be evidenced by an Opinion of Counsel to such effect delivered to the Company, which Opinion of Counsel shall be in form and substance acceptable to the Company.  No such resignation shall become effective until the Company or another successor designated by the Company shall have assumed the Service Provider’s responsibilities and obligations hereunder.
Section 4.04No Duty to Supervise.  The parties hereto acknowledge that the Company is not obligated to supervise the performance of the Service Provider under this Agreement or any subcontractor for Service Provider under any subcontracting agreement.
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Section 4.05Indemnification.
(a)The Service Provider shall indemnify the Company, its directors, officers, employees and agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain by reason of the Service Provider’s (i) willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, (ii) reckless disregard of its obligations or duties under this Agreement, (iii) breach of its representations or warranties under this Agreement, or (iv) gross negligence in the performance of its duties under any agreement with a Correspondent pursuant to which it performs underwriting services relating to a Mortgage Loan purchased by the Company and where such Mortgage Loan is subject to a repurchase or indemnity claim from one of the Company’s investors as a result of such gross negligence. For the purposes of this Section 4.05, the term “gross negligence” shall include any ordinary negligence to the extent systemic in nature or otherwise occurring on a regular basis.
(b)The Company shall indemnify the Service Provider, its directors, officers, employees and agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain by reason of the Company’s (i) willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, (ii) reckless disregard of its obligations or duties under this Agreement, or (iii) breach of its representations or warranties under this Agreement.

ARTICLE 5

TERMINATION
Section 5.01Termination.  Except as otherwise specifically set forth herein (including in Section 3.01 above), the obligations and responsibilities of the Service Provider shall terminate upon the mutual consent of the Service Provider and the Company in writing.  In addition, the Company shall be entitled to terminate the Service Provider hereunder upon any of the following events: (i) the failure by the Service Provider duly to observe or perform in any material respect any other covenant or agreement on the part of the Service Provider set forth in this Agreement that continues unremedied for a period of thirty (30) days after the date on which notice of such failure, requiring the same to be remedied, is given to the Service Provider by the Company; provided, however, that, with respect to any such failure that is susceptible to cure but not curable within such 30-day period, the Service Provider shall have an additional cure period of thirty (30) days to effect such cure so long as the Service Provider has commenced to cure such failure within the initial 30-day period, the Service Provider is diligently pursuing a full cure and the Service Provider has provided evidence of such curability and such diligent pursuit that is reasonably satisfactory to the Company; (ii) any breach of any representation or warranty on the part of the Service Provider set forth in this Agreement that continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, is given to the Service Provider by the Company; provided, however, that, with respect to any such breach that is susceptible to cure but not curable within such 30-day period, the Service Provider shall
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have an additional cure period of thirty (30) days to effect such cure so long as the Service Provider has commenced to cure such failure within the initial 30-day period, the Service Provider is diligently pursuing a full cure and the Service Provider has provided evidence of such curability and such diligent pursuit that is reasonably satisfactory to the Company; (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Service Provider and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the Service Provider shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Service Provider or of or relating to all or substantially all of its property; (v) the Service Provider shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (vi) except as otherwise set forth in Section 4.02(b), without the prior consent of the Company or as expressly permitted or required by the other provisions of this Agreement, the Service Provider attempts to assign this Agreement or its right to compensation hereunder, or to delegate its duties hereunder, in each case whether in whole or in part.  Further, the Service Provider shall be entitled at any time during the term of this Agreement, to terminate this Agreement upon at least 60 days’ prior written notice of termination from the Service Provider to the Company, if the Company shall have defaulted in the performance of any material term of this Agreement, and such default has continued uncured for a period of 30 days after the Company’s receipt of written notice of such default from the Service Provider.
Section 5.02Succession.
(a)Upon the appointment by the Company of a successor Service Provider following the Service Provider’s termination or resignation, the Service Provider shall immediately deliver to such successor the funds in any account maintained by the Service Provider and the related documents and statements held by it hereunder and the Service Provider shall account for all funds.  The Service Provider shall execute and deliver such instruments and do all such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Service Provider.
(b)No termination of this Agreement or resignation or termination of the Service Provider hereunder shall relieve the Service Provider or the Company of the covenants, representations and warranties made herein or any liability that accrued or arose hereunder prior to the effective date of termination or resignation.
ARTICLE 6

MISCELLANEOUS
Section 6.01Notices.  All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed
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to have been duly given upon delivery in person or the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:
(i)if to the Service Provider:

PennyMac Loan Services, LLC
Attn: Chief Financial Officer
3043 Townsgate Road
Westlake Village, CA 91361

With a copy to:

PennyMac Loan Services, LLC
Attn: Chief Legal Officer
3043 Townsgate Road
Westlake Village, CA 91361

(ii)if to the Company:

PennyMac Corp.
Attn: Chief Legal Officer
3043 Townsgate Road
Westlake Village, CA 91361

With copies to:

PennyMac Operating Partnership, L.P.
Attn: Chief Legal Officer
3043 Townsgate Road
Westlake Village, CA 91361

and

Stoner Fox Law Group, LLP

Attn: John Stoner

26651 Cabot Road

Laguna Hills, California 92653

or such other address as may hereafter be furnished to the other parties by like notice.

Section 6.02Amendment.  Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.
Section 6.03Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
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Section 6.04Binding Effect; Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  No  provision of this Agreement is intended or shall be construed to give to any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section 6.05Headings.  The section and subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.
Section 6.06Further Assurances.  The Service Provider agrees to execute and deliver such instruments and take such further actions as the Company may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.
Section 6.07Governing Law.  This Agreement shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in such State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.  The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.
Section 6.08Relationship of Parties.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties.  The duties and responsibilities of the Service Provider shall be rendered by it as an independent contractor and not as an agent of the Company.  The Service Provider shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.
Section 6.09Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 6.10No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 6.11Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and form integral parts of this Agreement.
Section 6.12Counterparts.  This Agreement may be executed by the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement shall be deemed binding  when executed by both the Service Provider and the Company. Signature pages may be electronically executed and delivered, including by any electronic method complying with the
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federal ESIGN Act (e.g., DocuSign) or by wet ink signature captured on a pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes.
Section 6.13Protection of Confidential Information.  All Customer Information in the possession of the Service Provider other than information independently obtained by the Service Provider is and shall remain confidential and proprietary information of the Company. The Service Provider shall not disclose any Customer Information to any person or entity except for the purpose of carrying out its obligations under this Agreement.  The Service Provider represents and warrants that it has, and will continue to have for so long as it retains Customer Information, adequate administrative, technical, and physical safeguards (a) to ensure the security and confidentiality of customer records and information, (b) to protect against any anticipated threats or hazards to the security or integrity of such records, and (c) to protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience to any customer.
Section 6.14WAIVER OF TRIAL BY JURY.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 6.15LIMITATION OF DAMAGES.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO ANY THIRD PARTY CLAIM MADE AGAINST A PARTY.

Section 6.16SUBMISSION TO JURISDICTION; WAIVERS.

EACH PARTY HEREBY IRREVOCABLY (I) SUBMITS, FOR ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH

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RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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IN WITNESS WHEREOF, the Company and the Service Provider have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PENNYMAC CORP.
(Company)

By: /s/ Daniel S. Perotti
Name: Daniel S. Perotti
Title: Senior Managing Director and
Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC
(Service Provider)

By: /s/ Douglas E. Jones
Name: Douglas E. Jones
Title: President and Chief Mortgage Banking Officer

EXHIBIT A

(Compensation)

Fulfillment Fees

The aggregate Fulfillment Fees for Mortgage Loans during any fiscal quarter shall not exceed:

(a) the product of (i) the sum of $585.00 for each Tier 1 Loan Commitment and $355.00 for each Tier 2 Loan Commitment, and (ii) the number of Company Loan Commitments divided by the aggregate number of both Tier 1 Loan Commitments and Tier 2 Loan Commitments, the payment of which shall made no later than the end of the calendar month following the calendar month in which such Company Loan Commitments were issued, plus

(b) the product of (i) the number of Company Purchased Loans divided by the aggregate number of both Tier 1 Purchased Loans and Tier 2 Purchased Loans, and (ii) the sum of $315.00 for each Tier 1 Purchased Loan and $195.00 for each Tier 2 Purchased Loan, the payment of which shall be made no later than the end of the calendar month following the calendar month in which such Company Purchased Loans were purchased by the Company; plus

(c) in the case of all Mortgage Loans that are purchased by the Company (other than Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans), supplemental fees in an amount no greater than the product of (i) $500.00, and (ii) the number of such Mortgage Loans sold and/or securitized (the “Supplemental Fees”), the payment of which shall be made no later than the end of the calendar month following the calendar month in which such Mortgage Loan was sold and/or securitized.

For the purposes of this Agreement, “mandatory trade confirmation” and “best efforts lock confirmation” shall have the meanings ascribed to them in the PennyMac Guide, and to the extent the Company purchases any Mortgage Loans from the Service Provider, such Mortgage Loans shall reflect a representative mix of “mandatory trade confirmations” and “best efforts lock confirmations,” as well as a representative mix of underlying characteristics, by reference to all of the Mortgage Loans within the related Loan Category(ies) acquired from Correspondents by the Service Provider, during such quarter.

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EXHIBIT B

(Representations and Warranties of the Service Provider)

(a)Due Organization and Good Standing.  The Service Provider is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged, and the Service Provider is in material compliance with the laws of each state or other jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.
(b)No Violation of Organizational Documents or Agreements.  The execution and delivery of this Agreement by the Service Provider, and the performance and compliance with the terms of this Agreement by the Service Provider, will not violate the Service Provider’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Service Provider is a party or which is applicable to it or any of its assets.
(c)Full Power and Authority.  The Service Provider has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.
(d)Binding Obligation.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Service Provider, enforceable against the Service Provider in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
(e)No Violation of Law, Regulation or Order.  The Service Provider is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or, to the Service Provider’s knowledge, any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Service Provider’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Service Provider to perform its obligations under this Agreement or the financial condition of the Service Provider.
(f)No Material Litigation.  No litigation is pending or, to the best of the Service Provider’s knowledge, threatened against the Service Provider that, if
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determined adversely to the Service Provider, would prohibit the Service Provider from entering into this Agreement or that, individually or in the aggregate, in the Service Provider’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Service Provider to perform its obligations under this Agreement or the financial condition of the Service Provider.
(g)No Consent Required.  Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Service Provider of or compliance by the Service Provider with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Service Provider under this Agreement.
(h)Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Service Provider.

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EXHIBIT C

(Representations and Warranties of the Company)

(a)Due Organization and Good Standing.  The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged.
(b)No Violation of Organizational Documents or Agreements.  The execution and delivery of this Agreement by the Company, and the performance and compliance with the terms of this Agreement by the Company, will not violate the Company’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Company is a party or which is applicable to it or any of its assets.
(c)Full Power and Authority.  The Company has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.
(d)Binding Obligation.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
(e)No Violation of Law, Regulation or Order.  The Company is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or, to the Company’s knowledge, any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Company’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Company to perform its obligations under this Agreement or the financial condition of the Company.
(f)No Material Litigation.  No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company that, if determined adversely to the Company, would prohibit the Company from entering into this Agreement or that, in the Company’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Company to perform its obligations under this Agreement or the financial condition of the Company.
C-1

(g)No Consent Required.  Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Company under this Agreement.
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